THOMPSON BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON    NEW YORK  WASHINGTON, D.C.

         HINE

July 28, 2004

Neiman Funds

6325 La Valle Plateada

PO Box 205

Rancho Santa Fe, CA 92067

Re: Neiman Funds, File Nos. 333-102844 and 811-21290

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Neiman Funds Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP

494388.1